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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-13302 of Etablissements Delhaize Freres et Cie "Le Lion" S.A. of our report dated April 2, 2001, appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche Reviseurs d'Enterprises SC s.f.d. SCRL
Brussels, Belgium

April 13, 2001

Represented by:

/s/ JAMES FULTON

James Fulton